Exhibit 10.34


                             AMENDED AGREEMENT FOR
                         INDEPENDENT CONTRACTOR SERVICES


DATE:    November 15, 2001


                     I. PARTIES AND AMENDMENT UNDERSTANDING

Schimatic Cash Transactions Network.com, Inc. dba Smart Chip Technologies, hereinafter "Company,"

                                       and

CIT Canada Inc., a subsidiary of Silverline Technologies, Inc., hereinafter "Contractor,"

(jointly, "the Parties" or "Party" as determined by context),

having entered into an agreement dated June 1, 2001 and desire to amend and replace that agreement with this subsequent agreement, and hereby enter into this Amended Agreement for Independent Contractor Services, hereinafter "Agreement," effective the above date.


                          II. ENGAGEMENT OF CONTRACTOR

Company hereby engages Contractor, and Contractor accepts engagement, to provide to Company the following Services:

Development of SCTN proprietary Loyalty Application and Engine on Ingenico terminals and G&D smart java cards(E-llegiance), per the general and detail specifications provided by SCTN, in documents;

         ELFS00110D      E-llegiance Loyalty Application Specifications document
         ELFS00210D      E-llegiance Loyalty Application Engine document

and any subsequent revisions to these documents. All product development will be compliant with all specifications of all applicable industry standards and requirements, including, but not limited to, all published specifications of Global Platform, EMV, and ISO, as identified and specified by SCTN. All construction will be subject to physical as well as logical architecture requirements, as dictated by SCTN from time to time, that will maximize the portability of the product to other platforms. This will include, but not be limited to, layers of abstraction at all interface points to the operating environment, the user interface, and all data access.

At the option of SCTN, this scope of work may be expanded, in writing, to include portions of the development of the SCTN back-end Loyalty Program Management Services (LoyaltyCentral or LoyaltyCentral.com), integrated with the existing Loyalty Central DB2 database and related processing, or any other

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necessary interfaces, per the general or detail specifications provided by SCTN, working in conjunction with SCTN developers or other contracted developers.


                             III. TERM OF ENGAGEMENT

This Agreement shall be for a term commencing June 1st, 2001 and ending upon delivery of working software, or May 1, 2002, whichever is later. Agreement term can be extended by mutual agreement between the Parties.


                             IV. WORKPLACE AND HOURS

Contractor shall render services at Contractor's off shore offices or any other place of Contractor's choosing. Contractor shall also provide its Services at such other place or places as reasonably requested by Company as appropriate for the performance of particular services. However, Company and Contractor anticipate that most of the Services will be performed at Contractor's off shore offices

Contractor's schedule and hours worked under this Agreement shall generally be subject to Contractor's discretion. Company relies upon Contractor's discretion to determine a sufficient time as is reasonably necessary to fulfill this Agreement.


                                 V. COMPENSATION

Company shall have the right to elect to pay Contractor for Services performed under this Agreement in one of two options as follows:

V.1      OPTION ONE:  Equity  with deferred cash payments

V.1.1 Charge rates for Contractor's Services:

         US$ 1250 per work day for Services performed on-site or on-shore US$ 750 per work day for Services performed off-shore

V.1.2 Contractor shall invoice Company for Services performed on a monthly basis. Company shall pay the Contractor for each invoice as follows:

    -    25% in cash within 30 days, and before end of the following month.
    -    12.5% in cash within 60 days.
    -    12.5% in cash within 90 days.
    - 50% in number of shares of SCTN 144 restricted common stock. The number of shares will be computed for each week of the month by dividing the Closing Price (defined below) into the rates of services in V.1.1. The result will be multiplied by the number of days invoiced for that

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         particular week, to determine the number of shares due to Contractor.
         These shares will bare no restrictions except for a one year hold period and other standard regulations that govern such Nasdaq stocks.
    - The "Closing Price" for the computation of shares will be the lower of the closing as recorded for SCTN common stock as quoted on national markets or $.20 per share.

V.2      OPTION TWO:  Normal cash payments

V.2.1 Charge rates for Contractor's Services:
         US$ 1000 per work day for Services performed on-site or on-shore US$ 550 per work day for Services performed off-shore

V.2.2 Contractor shall invoice Company for Services performed on a monthly basis. Company shall pay the Contractor in cash for each invoice within 30 days, and before the end of the following month.

Company may switch from one option to another by giving the Contractor a 30 days notice before the date of the monthly invoice.

In both options, Company shall bear all of Contractor's pre-approved expenses incurred in the performance of this Agreement. These include travel, accommodation and living expenses for Contractor's personnel while performing on-site services. Contractor shall invoice Company for expenses on a monthly basis. Company shall pay the Contractor in cash for each invoice within 30 days, and before the end of the following month.


                               VI. NON-COMPETITION

During the term of this Agreement and for a period of 12 months thereafter, Contractor shall not, within the "Smart Loyalty" business area, directly or indirectly, own, manage, operate, or control any business the same as or reasonably similar to the business conducted by Company. In the event any of the provisions of this Paragraph are determined to be invalid by reason of their scope or duration, this Paragraph shall be deemed modified to the extent required to cure the invalidity.


                              VII. NON-SOLICITATION

Company agrees that during term of this Agreement and for a period of one year thereafter, it will not solicit or accept for employment or consultation, whether temporary or permanent, any employee of CIT or request or influence any such employee to terminate his or her employment with CIT

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                              VIII. CONFIDENTIALITY

"Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information including, without limitations, business plans, customer lists, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. At termination of this Agreement, Contractor shall turn over to Company all originals and copies of tangible material containing or reflecting Company's Confidential Information. During the term of this Agreement, and thereafter for 24 months, Contractor shall not, without the prior written consent of Company, disclose to anyone any Confidential Information. The parties agree that remedies available at law are inadequate to compensate for breach of this paragraph, and that either party may apply to a Court of competent jurisdiction for equitable relief upon proper showing.


                              IX. CONTRACTOR STATUS

It is expressly understood and agreed that Contractor is and throughout the term of this Agreement shall be an independent contractor and not an employee, partner, or agent of Company. Contractor shall not be entitled to nor receive any benefit normally provided to Company's employees. Contractor agrees that Company shall have ownership, title, and Company reserves all rights, including copyrights, of all works created by Contractor under this Agreement, including but not limited to source code, documentation, executables, architectural drawings, and operating instructions. Contractor hereby prospectively assigns all such works to Company, for the consideration provided in Paragraph IV. Company shall not be responsible for withholding income or other taxes from the payments made to Contractor. Contractor shall be solely responsible for filing all returns and paying any income, social security, or other tax levied upon or determined with respect to the payments made to Contractor pursuant to this Agreement. Contractor is solely responsible for the means, manner, and method of Contractor's work, subject only to the general objectives and requirements, and specific direction, of SCTN's technical specifications.


                              X. CONTRACTOR'S TOOLS

Unless otherwise agreed by Company in advance, Contractor shall be solely responsible for procuring, paying for, and maintaining any and all equipment, software, paper, tools or other supplies necessary or appropriate for the performance of Contractor's services hereunder.


                               XI. CONTROLLING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

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                              XII. ENTIRE AGREEMENT

This Agreement constitutes the final understanding and Agreement between the parties. This Agreement cannot be amended or changed except by a writing signed by both of the Parties.


                                  XIII. NOTICES

Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested:

         If to Contractor:
                 CIT Canada Inc., a Subsidiary of Silverline Technologies, Inc. 240 Duncan Mill Road, Suite 501
                 North York, Ontario M3C 3N6

         If to Company:
                 Smart Chip Technologies
                 740 East 3900 South
                 Salt Lake City, Utah 84107

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

/s/ Bob Perry
--------------------------------
for Ashraf Zaki, President & CEO
CIT Canada Inc.


/s/ Jim Williams
--------------------------------
Jim Williams, President & CEO
Smart Chip Technologies

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